Exhibit 23.1

Guangdong Prouden CPAs GP

Ste.2201, Yuehai Financial Center,21 Zhujiang

West Rd., Guangzhou, Guangdong

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of BoluoC Acquisition Corp. on Form S-1 of our report dated August 8, 2025, relating to the financial statements of BoluoC Acquisition Corp. as of July 31, 2025 and for the period from June 24, 2025 (inception) through July 31, 2025 appearing in Registration statements on Form S-1 of BoluoC Acquisition Corp. for the period ended July 31, 2025. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

Guangzhou, China

August 8, 2025